EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lafarge North America Inc. 2002 Stock Option Plan of our report dated February 3, 2003, with respect to the consolidated financial statements and financial statement schedule of Lafarge North America Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia November 20, 2003